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                                                                  Exhibit 11.1

                       COMPUTATION OF NET INCOME PER SHARE

                     (IN MILLIONS, EXCEPT SHARE INFORMATION)

                                                    For the Year Ended        For the Year Ended        For the Year Ended
                                                    December 31, 2004         December 31, 2003         December 31, 2002
                                                ------------------------   -----------  -----------  ------------------------
                                                    Basic       Diluted        Basic      Diluted       Basic       Diluted
                                                -----------  -----------   -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
  accounting principle                          $     422.2  $     422.2   $     380.5  $     380.5  $     311.5  $     311.5
After-tax interest expense on convertible debt            -          9.3             -          9.0            -          7.4
                                                -----------  -----------   -----------  -----------  -----------  -----------

Income before cumulative effect of a change in
  accounting principle,  for diluted net
  income per share                                    422.2        431.5         380.5        389.5        311.5        318.9
Cumulative effect of a change in
  accounting principle, net of tax                        -            -             -            -       (298.5)      (298.5)
                                                -----------  -----------   -----------  -----------  -----------  -----------

Net income, for diluted net income per share    $     422.2  $     431.5   $     380.5  $     389.5  $      13.0  $      20.4
                                                ===========  ===========   ===========  ===========  ===========  ===========

Weighted average shares:
  Common shares outstanding                      68,278,858   68,278,858    66,689,757   66,689,757   65,365,218   65,365,218
  Exercise of stock options (1)                           -    1,635,349             -    1,843,755            -    1,691,921
  Exercise of warrants (2)                                -            -             -            -            -            -
  Shares issuable upon conversion of
    convertible debt (3)                                  -    4,813,056             -    4,813,056            -    4,232,852
                                                -----------  -----------   -----------  -----------  -----------  -----------

Common and equivalent shares outstanding         68,278,858   74,727,263    66,689,757   73,346,568   65,365,218   71,289,991
                                                ===========  ===========   ===========  ===========  ===========  ===========

Per common and equivalent share:
  Income before cumulative effect
    of a change in accounting principle         $      6.18  $      5.77   $      5.71  $      5.31  $      4.77  $      4.47
  Cumulative effect of a change in
    accounting principle                                  -            -             -            -         4.57         4.18
                                                -----------  -----------   -----------  -----------  -----------  -----------

  Net income                                    $      6.18  $      5.77   $      5.71  $      5.31  $      0.20  $      0.29
                                                ===========  ===========   ===========  ===========  ===========  ===========

                                                    For the Year Ended      For the Year Ended
                                                    December 31, 2001       December 31, 2000
                                                ------------------------  ------------------------
                                                   Basic       Diluted       Basic       Diluted
                                                -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
  accounting principle                          $      26.3  $      26.3  $     274.7  $     274.7
After-tax interest expense on convertible debt            -            -            -            -
                                                -----------  -----------  -----------  -----------

Income before cumulative effect of a change in
  accounting principle,  for diluted net
  income per share                                     26.3         26.3        274.7        274.7
Cumulative effect of a change in
  accounting principle, net of tax                        -            -            -            -
                                                -----------  -----------  -----------  ------------

Net income, for diluted net income per share    $      26.3  $      26.3  $     274.7      $ 274.7
                                                ===========  ===========  ===========  ===========

Weighted average shares:
  Common shares outstanding                      63,977,391   63,977,391   65,176,499   65,176,499
  Exercise of stock options (1)                           -    1,327,643            -      664,465
  Exercise of warrants (2)                                -            -            -            -
  Shares issuable upon conversion of
    convertible debt (3)                                  -            -            -            -
                                                -----------  -----------  -----------  -----------

Common and equivalent shares outstanding         63,977,391   65,305,034   65,176,499   65,840,964
                                                ===========  ===========  ===========  ===========
Per common and equivalent share:
  Income before cumulative effect
    of a change in accounting principle         $      0.41  $      0.40  $      4.21  $      4.17
  Cumulative effect of a change in
    accounting principle                                  -            -            -            -
                                                -----------  -----------  -----------  -----------

  Net income                                    $      0.41  $      0.40  $      4.21  $      4.17
                                                ===========  ===========  ===========  ===========

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(1)   Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) Amount represents the number of common shares issued assuming the conversion of convertible debt outstanding.